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                                                                  EXHIBIT (i)(4)


                        [Goodwin Procter LLP Letterhead]



July 29, 2003



Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois 60563

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 31 (the "Amendment") to the Registration Statement (No. 33-19228) on Form N-1A (the "Registration Statement") of Calamos Investment Trust, a Massachusetts business trust (the "Registrant"), of our opinion with respect to the legality of the shares of the Registrant representing interests in Class A shares, Class B shares, Class C shares and Class I shares in the Calamos Convertible Fund, the Calamos Growth and Income Fund, the Calamos Global Growth and Income Fund, the Calamos Growth Fund, the Calamos Market Neutral Fund, the Calamos High Yield Fund and the Calamos Mid-Cap Value Fund, which opinion was filed as an exhibit to Post-Effective Amendment No. 27 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/  GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

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